                                                                    EXHIBIT 23.3




INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of Digital Island, Inc. on Form S-3 of our report dated April 3, 2000, related to the consolidated financial statements of SoftAware, Inc. and subsidiary and our report dated April 20, 2000 related to the financial statements of Pacific Netcom, Inc., appearing in the Current Report on Form 8-K/A of Digital
Island, Inc. dated September 15, 2000.



/s/ Deloitte & Touche LLP
DELOITTE & TOUCHE LLP

Costa Mesa, California
February 26, 2001